Exhibit 99.1

          Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-856-8200
January 20, 2005

D.R. HORTON, INC. REPORTS A 30% INCREASE IN FISCAL YEAR 2005 FIRST QUARTER NET INCOME

Quarter Highlights

•	Sales contract backlog increased 34% to $4.8 billion (17,405 homes)

•	Net sales orders increased 31% to $2.7 billion (9,901 homes)

•	Net income increased 30% to $241.0 million

•	Diluted earnings per share increased 29% to $1.01 per share

•	Consolidated revenue increased 14% to $2.5 billion

•	Gross margin on homebuilding revenue improved 250 basis points to 25.3%

•	Stockholders’ equity increased 30% to $4.2 billion

     FORT WORTH, TEXAS — D.R. Horton, Inc. (NYSE:DHI) Thursday (January 20, 2005), reported that net income for the first fiscal quarter ended December 31, 2004 increased 30% to $241.0 million ($1.01 per diluted share), compared to $185.6 million ($0.78 per diluted share) for the quarter ended December 31, 2003. First quarter consolidated revenue increased 14% to $2.5 billion from $2.2 billion in the year ago quarter. Homes closed for the first quarter increased 5% to 9,680 homes from 9,242 homes a year ago.

     The Company reported a record December 31, 2004 sales contract backlog of $4.8 billion (17,405 homes), an increase of 34% from $3.6 billion (14,480 homes) a year ago. As previously reported, net sales orders for the quarter increased 31% to $2.7 billion (9,901 homes) from $2.0 billion (8,234 homes) for the same quarter last year.

     The Company expects diluted earnings per share for the quarter ended March 31, 2005 to be in the range of $1.00 to $1.05 (assuming approximately 237.8 million diluted shares). The Company is raising its guidance for fiscal year 2005 to be in the range of $4.75 to $4.90 (assuming approximately 238 million diluted shares). This range represents a 16% to 19% increase in earnings per share over the $4.11 reported in fiscal year 2004, and is based on projected consolidated revenues of more than $12.5 billion (approximately 50,000 homes closed).

     D.R. Horton’s earnings release conference call will be Thursday, January 20, 2005 at 10:00 a.m. EST. The dial-in number is 800-374-9096, and the call will also be webcast from www.DRHORTON.com on the “Investor Relations” page.

     Donald R. Horton, Chairman of the Board, said, “We are extremely pleased with the Company’s first quarter performance, where once again we grew our net income at a faster pace than our revenues. The Company’s continued double-digit sales momentum combined with our record $4.8 billion backlog, provide a solid foundation for achieving our 28th consecutive year of record revenues and earnings in fiscal year 2005.”

     As of Monday, January 24, 2005, D.R. Horton’s corporate headquarters will be located at 301 Commerce Street, Suite 500, Fort Worth, Texas 76102. The Company’s new telephone number will be 817-390-8200.

     D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 43,000 homes in its fiscal year ended September 30, 2004. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 63 markets in 21 states in the Midwest, Mid-Atlantic, Southeast, Southwest and Western regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $80,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

     Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release relate to (i) the Company’s expectation of diluted earnings per share for the quarter ended March 31, 2005 to be in the range of $1.00 to $1.05, (ii) the Company’s expectation of diluted earnings per share for the 2005 fiscal year to be in the range of $4.75 to $4.90 based on projected consolidated revenues of more than $12.5 billion (approximately 50,000 homes closed), and (iii) the Company achieving its 28th consecutive year of record revenues and earnings in fiscal year 2005. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and business conditions; changes in interest rates and the availability of mortgage financing; warranty and product liability claims; our substantial debt; governmental regulations and environmental matters; competitive conditions within the industry; the availability of capital to the Company on favorable terms; a change in the Company’s capital structure; the Company’s ability to integrate acquisitions and successfully effect the cost savings, operating efficiencies and revenue enhancements that are believed available and otherwise to successfully effect its other growth strategies. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

www.DRHORTON.com

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three months ended
	December 31,
	2003	2004
	(In millions, except per share amounts)
Homebuilding:
Revenues
Home sales	$2,134.6	$2,449.1
Land/lot sales	29.0	25.0

	2,163.6	2,474.1

Cost of sales
Home sales	1,654.3	1,831.5
Land/lot sales	16.0	15.6

	1,670.3	1,847.1

Gross profit
Home sales	480.3	617.6
Land/lot sales	13.0	9.4

	493.3	627.0

Selling, general and administrative expense	212.5	257.7
Interest expense	0.3	—
Other (income)	(2.6)	(4.9)

Operating income from homebuilding	283.1	374.2

Financial services:
Revenues	40.9	46.0
Selling, general and administrative expense	25.5	32.7
Interest expense	1.2	2.4
Other (income)	(4.5)	(6.7)

Operating income from financial services	18.7	17.6

Income before income taxes	301.8	391.8
Provision for income taxes	116.2	150.8

Net income	$185.6	$241.0

Amounts per share — Basic:
Net Income	$0.80	$1.03

Weighted average number of shares	232.3	233.5

Amounts per share — Diluted:
Net Income	$0.78	$1.01

Weighted average number of shares	236.7	237.8

Other Consolidated Financial Data
Interest amortized to home and land/lot cost of sales	$52.7	$42.9

Depreciation and amortization	$11.5	$14.0

Interest incurred	$56.2	$60.9

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

As of
December 31, 2004
($'s in millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$313.1
Inventories
Finished homes and construction in progress	3,142.1
Residential lots — developed and under development	4,110.7
Land held for development	6.3
Consolidated land inventory not owned	234.2

7,493.3
Property and equipment (net)	92.2
Other assets	612.8
Excess of cost over net assets acquired (net)	578.9

9,090.3

Financial services:
Cash and cash equivalents	43.9
Mortgage loans held for sale	533.6
Other assets	30.9

608.4

$9,698.7

LIABILITIES
Homebuilding:
Accounts payable	$406.1
Accrued and other liabilities	917.5
Liabilities associated with consolidated land inventory not owned	37.3
Notes payable	3,526.3

4,887.2
Financial services:
Accounts payable and other liabilities	13.2
Notes payable	400.5

413.7

5,300.9

Minority interests	207.7

STOCKHOLDERS’ EQUITY
Common stock	2.4
Additional capital	1,607.1
Retained earnings	2,639.5
Treasury stock (at cost)	(58.9)

4,190.1

$9,698.7

D.R. HORTON, INC.
($’s in millions)

	NET SALES ORDERS

	Three Months Ended December 31,
	2003		2004
	Units	$'s	Units	$'s
Mid-Atlantic	715	$166.7	1,037	$276.9
Midwest	411	125.2	429	124.8
Southeast	1,173	251.6	1,759	410.6
Southwest	3,280	554.8	3,938	738.8
West	2,655	935.4	2,738	1,104.6

	8,234	$2,033.7	9,901	$2,655.7

	HOMES CLOSED

	Three Months Ended December 31,

	2003		2004
	Units	$'s	Units	$'s
Mid-Atlantic	842	$181.5	833	$208.6
Midwest	444	119.3	419	111.5
Southeast	1,121	217.4	1,394	306.2
Southwest	3,941	641.5	4,104	705.0
West	2,894	974.9	2,930	1,117.8

	9,242	$2,134.6	9,680	$2,449.1

	SALES CONTRACT BACKLOG

	As of December 31,
	2003		2004
	Units	$'s	Units	$'s
Mid-Atlantic	1,475	$356.1	1,944	$560.5
Midwest	948	284.8	871	283.1
Southeast	1,875	398.3	3,352	802.9
Southwest	6,015	1,034.2	6,466	1,229.1
West	4,167	1,479.1	4,772	1,899.6

	14,480	$3,552.5	17,405	$4,775.2